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                         CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) of Digi International Inc. pertaining to the Stock Option Plan as Amended and Restated of our report dated October 28, 1997, with respect to the financial statements of AetherWorks Corporation for the years ended September 30, 1997 and 1996, and the period from February 24, 1993 (inception) to September 30, 1997 included in the Annual Report (Form 10-K) of Digi International Inc. for the year ended September 30, 1997 filed with the Securities and Exchange Commission.


                                        ERNST & YOUNG LLP



Minneapolis, Minnesota
August 19, 1998